Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated as of [            ], 2009 (this “Agreement”), is between (i) CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a Delaware corporation (the “Company”), (ii) Lion/Rally Cayman 4, a company incorporated in the Cayman Islands (“Cayman 4”) and (iii) Lion/Rally Cayman 5, a company incorporated in the Cayman Islands (“Cayman 5”).

WHEREAS, on the date hereof, the Shareholders are entitled to be issued the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) pursuant to (i) the Note Purchase and Share Subscription Agreement, dated April 24, 2009, between the Company, Carey Agri International-Poland Sp. z o.o., Lion/Rally Cayman 2, a company incorporated in the Cayman Islands and Cayman 5 (the “Note Purchase Agreement”), (ii) the Option Agreement, dated [    ], 2009, between the Company, Cayman 4, Cayman 5, Lion/Rally Cayman 7 L.P., a Cayman Exempted Limited Partnership, and Lion/Rally Cayman 6, a company incorporated in the Cayman Islands (“Cayman 6” and such agreement, the “Option Agreement”) and (iii) the exercise of certain warrants to be issued to Cayman 4 and Cayman 5 within 30 days of the date hereof, pursuant to the terms of the Option Agreement (the “Warrants”).

WHEREAS, the shares of Common Stock to be issued to the Shareholders have not been registered under the Securities Act (as hereinafter defined) or any state securities laws; and the certificates representing such shares of Common Stock will bear a legend restricting their transfer; and

WHEREAS, in connection with the foregoing, the Company has agreed, subject to the terms, conditions and limitations set forth in this Agreement, to provide the Shareholders with certain registration rights in respect of shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

“100% Affiliate” means, with respect to a Shareholder, an Affiliate (i) that directly or indirectly owns one hundred per cent. of the securities of such Shareholder, (ii) one hundred per cent. of whose securities are directly or indirectly owned by such Shareholder, or (iii) one hundred per cent. of whose securities are directly or indirectly owned by an Affiliate that directly or indirectly owns one hundred per cent. of the securities of such Shareholder.

“Affiliate” means, with respect to any party, any other party that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such first party.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed.

“Cayman 6” has the meaning set forth in the recitals.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” has the meaning set forth in the recitals.

“Control” means, as to any party, the power to direct or cause the direction of the management and policies of such party, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “under common Control with” shall be construed accordingly.

“Deferred Shares” means the Trailing Deferred Shares and the Leading Deferred Shares, collectively.

“Demand Registration” means any Leading Demand Registration or Trailing Demand Registration.

“Derivative Transaction” has the meaning set forth in Section 9.1(e)(ii).

“Effective Registration Statement” has the meaning set forth in Section 2.2(d).

“Excess Securities” has the meaning set forth in Section 2.2(d).

“Equity Interest” means:

(a)	with respect to a company, any and all shares of capital stock;

(b)	with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests or other partnership or limited liability company interests; and

(c)	any other direct equity ownership or participation in a Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a particular date, the volume weighted average trading price of the Common Stock on and as reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading for the ten (10) trading days immediately preceding such date or, if the Common Stock is not listed or admitted to trading on any securities exchange, the fair market value of the Common Stock as determined in good faith and in a commercially reasonable manner by resolution of the Board of Directors of the Company, based on the best information available to it and (if requested by the Shareholders) having engaged an independent appraiser in such regard.

“Final Discharge Date” has the meaning given in the Option Agreement.

“Initial Cash Amount” has the meaning given in the Option Agreement.

“Leading Deferred Shares” has the meaning set forth in Section 2.11(c).

“Leading Demand Registration” has the meaning set forth in Section 2.2(c).

“Leading Tranche” means any of Tranche 1, Tranche 6, Tranche 7, Tranche 8, Tranche 9 and Tranche 10.

“Losses” has the meaning set forth in Section 6.1.

“Misstatement/Omission” has the meaning set forth in Section 6.1.

“Note Purchase Agreement” has the meaning set forth in the recitals.

“Option Agreement” has the meaning set forth in the recitals.

“Parent” means, with respect to any Person, any such other Person that owns, directly or indirectly, fifty per cent. or more of the outstanding capital stock or other Equity Interests of such Person, and in the case of a Shareholder, any of the direct or indirect ultimate beneficial holders of fifty percent or more of the outstanding shares of such Shareholder and any immediate family member thereof.

“Owned Shares” has the meaning set forth in Section 2.10.

“Person” means any individual, corporation, partnership, trust or other entity of any nature whatsoever.

“Piggyback Registration” has the meaning set forth in Section 3.1.

“register”, “registered”, and “registration”, when used with respect to the capital stock of the Company, mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act which has been declared or ordered effective in accordance with the Securities Act.

“Registrable Securities” means (i) the shares of Common Stock to be issued to the Shareholders in connection with the Note Purchase Agreement and/or the Option Agreement, (ii) the shares of Common Stock to be issued to the Shareholders in connection with the exercise of the Warrants, (iii) any Common Stock issued (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued) as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock referred to in clauses (i) or (ii) above, and (iv) any Common Stock issued by way of a stock split of the Common Stock referred to in clauses (i), (ii) or (iii) above. Shares of Common Stock shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such shares of Common Stock shall have become effective under the Securities Act pursuant to this Agreement and either (1) such shares of Common Stock have been disposed of under such registration statement, or (2) the one-year anniversary of the effectiveness of such registration statement has occurred, (B) such shares of Common Stock shall have been sold or otherwise distributed pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) such shares of Common Stock are Transferred in accordance with Section 9.1, are first transferable under Rule 144 without limitation or are otherwise no longer held by the Shareholders, or (D) such shares of Common Stock shall have ceased to be outstanding. Notwithstanding anything in the preceding sentence to the contrary, shares of Common Stock that cease to be Registrable Securities pursuant to the preceding sentence shall remain subject to Sections 9.1 and 9.2 of this Agreement until (i) a registration statement with respect to the sale of such shares of Common Stock shall have become effective under the Securities Act and such shares of Common Stock have been disposed under such registration statement, or (ii) such shares of Common Stock shall have been sold or otherwise distributed pursuant to Rule 144 (or any successor provision) under the Securities Act.

“Registered Public Offering” has the meaning set forth in Section 4.1(a).

“Registration Expenses” means all registration, qualification, transfer agents and registrars, filing, printing, messenger and delivery fees and expenses and all reasonable fees and disbursements of legal counsel, accountants and other advisors relating to the registration of Registrable Securities pursuant to this Agreement, relating to causing such registration to be declared effective pursuant to this Agreement, and relating to causing such registration to remain effective for the time periods set forth in this Agreement, but excluding all underwriting discounts and selling commissions applicable to the registration and sale of Registrable Securities pursuant to this Agreement.

“Relevant Registrable Securities” has the meaning set forth in Section 4.1(b)(i)(A).

“Rule 200” means Rule 200 of Regulation SHO of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shareholder” or “Shareholders” means individually or collectively, as applicable: (i) Cayman 4 and Cayman 5; (ii) a Person who owns Registrable Securities pursuant to a transfer of such Registrable Securities that meets the terms and conditions set forth in Article IX hereof and who has agreed to be bound by the terms of this Agreement; (iii) upon the death of such Shareholder, the executor of such Shareholder or such Shareholder’s heirs, devisees, legatees or assigns; or (iv) upon the disability of any Shareholder, any guardian or conservator of such Shareholder.

“Shareholder Indemnified Parties” has the meaning set forth in Section 6.1.

“Substantial Shareholder Threshold” has the meaning given to it in the Option Agreement.

“Trailing Deferred Shares” has the meaning set forth in Section 2.11(b).

“Trailing Demand Registration” has the meaning set forth in Section 2.1.

“Trailing Tranche” means any of Tranche 2, Tranche 3, Tranche 4 and Tranche 5.

“Tranche” means any of Tranche 1, Tranche 2, Tranche 3, Tranche 4, Tranche 5, Tranche 6, Tranche 7, Tranche 8, Tranche 9 and Tranche 10.

“Tranche 1” means those shares of Common Stock actually issued to Cayman 4 and Cayman 5 pursuant to Section 5.2.1(a) of the Option Agreement.

“Tranche 2” means those shares of Common Stock actually issued to Cayman 4 and Cayman 5 pursuant to Section 5.2.1(b) of the Option Agreement.

“Tranche 3” means those shares of Common Stock actually issued pursuant to the exercise of those Warrants exercisable on May 31, 2011.

“Tranche 4” means (i) those shares of Common Stock actually issued to Cayman 4 and Cayman 5 pursuant to Section 5.2.1(c) of the Option Agreement and (ii) those shares of Common Stock actually issued pursuant to the exercise of those Warrants exercisable on May 31, 2012.

“Tranche 5” means those shares of Common Stock actually issued pursuant to the exercise of those Warrants exercisable on May 31, 2013.

“Tranche 6” means those shares of Common Stock actually issued to Cayman 5 pursuant to paragraph 5.2 of the Note Purchase Agreement.

“Tranche 6 Demand Registration” has the meaning set forth in Section 2.2(a).

“Tranche 7” means those shares of Common Stock actually issued to Cayman 5 pursuant to paragraph 5.4 of the Note Purchase Agreement.

“Tranche 7 Demand Registration” has the meaning set forth in Section 2.2(b).

“Tranche 8” means those shares of Common Stock actually issued to Cayman 4 and/or Cayman 5 pursuant to Section 8.2.1(a) of the Option Agreement.

“Tranche 9” means those shares of Common Stock actually issued to Cayman 4 and/or Cayman 5 pursuant to Section 8.2.1(b) of the Option Agreement.

“Tranche 10” means those shares of Common Stock actually issued to Cayman 4 and/or Cayman 5 pursuant to Section 8.2.1(c), (d) or (e) of the Option Agreement.

“Transaction Document” has the meaning given to it in the Option Agreement.

“Transfer” means any transfer, sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other voluntary or involuntary transfer of title or beneficial interest, whether or not for value, including, without limitation, any disposition by operation of law or any grant of a derivative or economic interest therein.

“Ultimate Parent” means, in relation to any Person, any Parent of such Person who is not a subsidiary of another Person.

“Underwritten Primary Offering” has the meaning set forth in Section 4.1(a).

“Unregistered Securities” has the meaning set forth in Section 2.2(d).

“Warrants” has the meaning set forth in the recitals.

ARTICLE II

DEMAND REGISTRATION

2.1 Trailing Demand Registration. With respect to any Trailing Tranche, the Shareholders may make a written request to the Company requesting that the Company register under the Securities Act all or any part of the issued and outstanding Registrable Securities relating to any Trailing Tranche, but such request may be made only after the Registrable Securities relating to such Trailing Tranche have been issued (a “Trailing Demand Registration”). Upon the Company’s receipt of a request for a Trailing Demand Registration, subject to the restrictions contained herein, the Company shall, in accordance with Article V below, file a registration statement under the Securities Act with the Commission as promptly as practicable after receiving such request and after the Shareholders have complied with their obligations under Section 7.1 hereof and shall use its reasonable best efforts to cause such registration statement to be declared effective as promptly as practicable after the making of such filing and in accordance with Article V hereof.

2.2 Leading Demand Registration.

(a) With respect to Tranche 6, the Company shall, in accordance with Article V below, file a registration statement under the Securities Act with the Commission to register under the Securities Act that number of Registrable Securities that the Company reasonably believes, after consultation with the Shareholders, will be sufficient to register the number of Registrable Securities that will be issued in connection with Tranche 6 requested by the Shareholders to be included in such registration statement (provided, that the Company may revise, after consultation with the Shareholders, that number by filing pre-effective amendments to such registration statement to the extent the Company reasonably deems necessary and sufficient to register the number of Registrable Securities that will be issued in connection with Tranche 6 requested by the Shareholders to be included in such registration statement), which registration statement shall be filed as promptly as practicable after the date of the Note Purchase Agreement and after the Shareholders have complied with their obligations under Sections 2.9 and 7.1 hereof (a “Tranche 6 Demand Registration”). Upon making any filing relating to a Tranche 6 Demand Registration, the Company shall use its reasonable best efforts to cause such registration statement to be declared effective and to cause the Registrable Securities relating to such Tranche 6 Demand Registration to be registered under the Securities Act, in each case as promptly as practicable after the making of such filing and in accordance with Article V below. If on August 14, 2009 the Registrable Securities relating to Tranche 6 have not been issued, the Shareholders may make a written request to the Company requesting that the Company issue the Registrable Securities relating to Tranche 6 (as contemplated by Clause 6.1 of the Note Purchase Agreement) and register under the Securities Act all or any part of such Registrable Securities, whereupon the Company shall comply with the provisions set out in Section 2.1 above as if such Registrable Securities relate to a Trailing Tranche.

(b) With respect to Tranche 7, the Company shall, in accordance with Article V below, file a registration statement under the Securities Act with the Commission to register under the Securities Act that number of Registrable Securities that the Company reasonably believes, after consultation with the Shareholders, will be sufficient to register the number of Registrable Securities that will be issued in connection with Tranche 7 plus the number of any other Registrable Securities issued in a prior Tranche and not included in any other registration statement, in each case requested by the Shareholders to be included in such registration statement (provided, that the Company may revise, after consultation with the Shareholders, that number by filing pre-effective amendments to such registration statement to the extent the Company reasonably deems necessary and sufficient to register the number of Registrable Securities that will be issued in connection with Tranche 7 requested by the Shareholders to be included in such registration statement), which registration statement shall be filed as promptly as practicable after the Shareholders have complied with their obligations under Section 2.9 and 7.1 hereof (a “Tranche 7 Demand Registration”). Upon making any filing relating to a Tranche 7 Demand Registration, the Company shall use its reasonable best efforts to cause such registration statement to be declared effective and to cause the Registrable Securities relating to such Tranche 7 Demand Registration to be registered under the Securities Act, in each case as promptly as practicable after the making of such filing and in any event within ten Business Days following August 14, 2009 and in accordance with Article V below. If on August 28, 2009 the Registrable Securities relating to Tranche 7 have not been issued, the Shareholders may make a written request to the Company requesting that the Company issue the Registrable Securities relating to Tranche 7 (as contemplated by Clause 6.2 of the Note Purchase Agreement) and register under the Securities Act all or any part of such Registrable Securities, whereupon the Company shall comply with the provisions set out in Section 2.1 above as if such Registrable Securities relate to a Trailing Tranche.

(c) With respect to each of (i) Tranche 8, Tranche 9 and/or Tranche 10, to the extent that the Company intends to elect to issue any Registrable Securities in connection with any such Tranche pursuant to the terms and conditions of Section 8.2.1 of the Option Agreement and (ii) Tranche 1, the Company shall, in accordance with Article V below, file a registration statement under the Securities Act with the Commission to register under the Securities Act that number of Registrable Securities that the Company reasonably believes, after consultation with the Shareholders, will be sufficient to register the number of Registrable Securities that will be issued in connection with such Tranche plus the number of any other Registrable Securities issued in a prior Tranche and not included in any other registration statement, in each case requested by the Shareholders to be included in such registration statement (provided, that the Company may revise, after consultation with the Shareholders, that number by filing pre-effective amendments to such registration statement to the extent the Company reasonably deems necessary and sufficient to register the number of Registrable Securities that will be issued in connection with such Tranche requested by the Shareholders to be included in such registration statement), but only to the extent the Shareholders shall have complied with their obligations under Section 2.9 and 7.1 hereof, in each case no less than 90 days prior to the date the Registrable Securities relating to such Tranche are to be issued (each such registration, together with the Tranche 6 Demand Registration and the Tranche 7 Demand Registration, a “Leading

Demand Registration”) and shall use its reasonable best efforts to cause such registration statement to be declared effective and to cause the Registrable Securities relating to such Leading Demand Registration to be registered under the Securities Act, in each case, as promptly as practicable after the making of such filing in accordance with Article V below and in any event prior to the issuance of such Tranche in accordance with the Option Agreement.

(d) In the event that in connection with any Leading Demand Registration, the number of Registrable Securities included in a registration statement which has been declared effective by the Commission (the “Effective Registration Statement”) is less than aggregate of (i) the total number of outstanding Registrable Securities relating to the Leading Tranche in respect of which such Leading Demand Registration is being effected and (ii) the number of any other Registrable Securities issued in a prior Tranche and not included in any other registration statement, in each case, requested by the Shareholders to be included in such Leading Demand Registration (such Registrable Securities not so included, the “Unregistered Securities”), the Company shall promptly file a post-effective amendment to such Effective Registration Statement to increase the number of Registrable Securities included in such Effective Registration Statement by the total number of all such Unregistered Securities; provided, that in the event such post-effective amendment has not become effective within seven Business Days from the effective date of the Effective Registration Statement, then the Company shall, at the Shareholders’ election, either (x) promptly pay to the Shareholders an amount in cash equal to the Fair Market Value on the issue date of the Unregistered Securities held by them, at which time the Shareholders shall deliver to the Company the Unregistered Securities, or (y) use its reasonable best efforts to cause such post-effective amendment to be declared effective as promptly as practicable after the making of such filing and in accordance with Article V below, provided that the Company shall have no obligation under clause (x) of this sentence unless the Shareholders hold an aggregate of no more than 100,000 Unregistered Securities. In the event that in connection with any Leading Demand Registration, the number of Registrable Securities included in an Effective Registration Statement exceeds the aggregate of (A) the total number of outstanding Registrable Securities relating to the Leading Tranche in respect of which such Leading Demand Registration is being effected and (B) the number of any other Registrable Securities issued in a prior Tranche and not included in any other registration statement, in each case, requested by the Shareholders to be included in such Leading Demand Registration (such excess, the “Excess Securities”), the Company may file a post-effective amendment to such Effective Registration Statement to de-register such Excess Securities.

2.3 Number of Demand Registrations. The Shareholders shall be entitled to request one Demand Registration per Tranche. Notwithstanding anything to the contrary herein, the Shareholders may make a written request to the Company that any Registrable Securities relating to a prior Tranche which (i) have not yet been included in any registration statement pursuant to any other Demand Registration or (ii) have ceased to be Registrable Securities upon the one-year anniversary of the effectiveness of the registration statement covering such Registrable Securities be included in any subsequent Demand Registration so long as the Shareholders make such written request to the Company at the time the Shareholders give the Company notice of such subsequent Demand Registration, whereupon the Company will include such Registrable Securities in such subsequent Demand Registration in accordance with the provisions of Section 2.1 or Section 2.2(b) or (c), as the case may be.

2.4 Expenses. With respect to a Demand Registration, the Company shall bear sole responsibility for all Registration Expenses incurred in connection with such Demand Registration.

2.5 Underwriting. If the Shareholders intend to distribute the Registrable Securities covered by their request for a Demand Registration by means of an underwriting, then the Shareholders shall so advise the Company as a part of such request. In such case, the Shareholders shall negotiate with an underwriter selected by them (which managing underwriter shall be an internationally recognized financial institution experienced in securities offerings registered under the Securities Act) and approved by the Company, which approval shall not be unreasonably withheld, with regard to the underwriting of such requested registration. The right of the Shareholders to include such Registrable Securities in such registration shall be conditioned upon (i) the Shareholder’s participation in such underwriting and the inclusion of such Shareholder’s Registrable Securities to which such request for a Demand Registration relates in the underwriting (unless otherwise agreed by a majority in interest of the Shareholders requesting such registration), (ii) the entry of the participating Shareholders (together with the Company and other holders distributing their securities through such underwriting) into an underwriting agreement in customary form reasonably acceptable to the Shareholders with the underwriter or underwriters selected for such underwriting, and (iii) the completion and execution by the participating Shareholders of all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting arrangements. If any participating Shareholder disapproves of the terms of the underwriting, such Shareholder may elect to withdraw all of its Registrable Securities by written notice to the Company, the managing underwriter and the other Shareholders; provided, that, subject to Section 2.6 hereof, such registration shall be counted as a Demand Registration for the purposes of calculating the remaining number of Demand Registrations to which the Shareholders are entitled pursuant to this Section 2.5. The securities so withdrawn shall also be withdrawn from registration.

2.6 Shareholder Withdrawal. Shareholders may, at any time prior to the effective date of the registration statement in respect of a Trailing Demand Registration, revoke such Trailing Demand Registration by providing a written notice to the Company to such effect, and such revoked Trailing Demand Registration shall not be deemed to be a Demand Registration pursuant to this Article II; provided, that only one Trailing Demand Registration may be revoked pursuant to this Section 2.6.

2.7 Registration on Form S–3. If, at the time of delivery of a request for a Demand Registration to the Company, the Company is a registrant entitled to use Form S–3 or any successor thereto to register shares of Common Stock, then the Company shall use its reasonable best efforts to effect the Demand Registration on Form S–3 or any successor thereto.

2.8 Priority for Demand Registrations. Notwithstanding any other provision of this Article II, if the managing underwriter advises the Company that the marketability of the offering would be adversely affected by the number of securities included in such offering, then the Company shall so advise all Shareholders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be reduced as required by the underwriter(s), and the Company shall include in such registration the maximum number of Registrable Securities permitted by the underwriter to be included therein, pro rata among the respective Shareholders thereof on the basis of the amount of Registrable Securities requested to be included in such registration by each such Shareholder. The first time the Shareholders are prohibited from registering all of the Registrable Securities requested to be included in such registration because of reductions required by this Section 2.8, the Shareholders shall not be deemed to have exercised a Demand Registration. Any subsequent Demand Registration that is required to be reduced pursuant to this Section 2.8 will, however, be deemed to be a properly exercised Demand Registration.

2.9 Deferral of Registration.

(a) In connection with a Leading Demand Registration, the Shareholders shall provide to the Company (i) in the case of a Leading Demand Registration relating to Tranche 6 or Tranche 7, at the same time the Shareholders comply with their obligations under Section 7.1, and (ii) in the case of a Leading Demand Registration relating to Tranche 8, Tranche 9 or Tranche 10, not later than 90 days prior to the date the Registrable Securities relating to such Leading Demand Registration are to be issued, a written representation from each Shareholder confirming that, to the extent that the Company issues any shares of Common Stock in connection with such Tranche, (i) such Shareholder is irrevocably bound to accept such shares of Common Stock as part consideration for entering into the Transaction Documents, and (ii) there are no conditions to the completion of the Company’s issuance of, and such Shareholder’s acceptance of, such shares of Common Stock that (A) are within such Shareholder’s control or (B) such Shareholder can cause not to be satisfied.

(b) Notwithstanding anything to the contrary herein, if the Company reasonably determines in good faith and based on advice of independent, internationally recognized legal counsel that any Shareholder participating in any Demand Registration would be deemed to be an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) in connection with the registration of Registrable Securities pursuant to such Demand Registration, the Company may delay complying with its obligations under Section 2.1 or 2.2, as the case may be, in connection with such Demand Registration unless and until such Shareholder would no longer be deemed an “underwriter” in connection with such registration (at which time the Company will promptly comply with its obligations under Section 2.1 or 2.2, as the case may be), provided that the Company shall make such determination to delay such registration only after reasonable prior consultation with the Shareholders and their independent, internationally recognized legal counsel.

2.10 Beneficial Ownership Information. On the Business Day prior to the date (i) in the case of any Trailing Tranche, any Common Stock is to be issued pursuant to the terms and conditions of the Option Agreement or the Note Purchase Agreement, or pursuant to the exercise of any Warrant, and (ii) in the case of any Leading Tranche, any registration statement is to be filed in connection with any Leading Demand Registration (the date of which filing the Company shall provide to the Shareholders not less than five Business Days prior to the date of such filing), in each case the Shareholders shall notify the Company in writing of the total number of shares of Common Stock each Shareholder and its Affiliates beneficially own as of that date (the “Owned Shares”).

2.11 Registration of Deferred Shares.

(a) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Section 2.1), no Registrable Securities relating to any Trailing Tranche that have not been issued prior to the time the Company files any registration statement may be registered pursuant to such registration statement.

(b) If any Registrable Securities relating to any Trailing Tranche that are otherwise issuable are not issued due to the operation of Clause 7.1 of the Option Agreement or Section 3.7 or 3.8 of any Warrant (such Registrable Securities, “Trailing Deferred Shares”), then, once any such Trailing Deferred Shares have been issued and are outstanding pursuant to the operation of Clause 7.1 of the Option Agreement or Section 3.7 or 3.8 of such Warrant, the Shareholders may make a written request to the Company requesting that the Company register under the Securities Act all, but not part, of such Trailing Deferred Shares (i) pursuant to a registration statement that is to be filed in connection with a Demand Registration relating to another Tranche that is to be filed after the date such Trailing Deferred Shares have been issued, or (ii) as contemplated by Section 2.1 hereof, as if such Trailing Deferred Shares constitute a separate Trailing Tranche; provided, in the case of clause (ii), that the Shareholders hold at least 100,000 Trailing Deferred Shares that have not yet been included in any registration statement.

(c) If any Registrable Securities relating to any Leading Tranche that are otherwise issuable are not issued due to the operation of Clause 7.1 of the Option Agreement or Clause 7.1, 7.3 or 7.4 of the Note Purchase Agreement (such Registrable Securities, “Leading Deferred Shares”), then at such time as the Shareholders and their Affiliates collectively own 3.5% or less than the total number of shares of Common Stock issued and outstanding, the Shareholders may make a written request to the Company requesting that the Company register under the Securities Act all, but not part, of such Leading Deferred Shares as contemplated by Section 2.2(a), (b) or (c) hereof, as the case may be, as if such Leading Deferred Shares constitute a separate Leading Tranche, provided that:

(i)	with respect to any Leading Deferred Shares relating to Tranche 1, at least 100,000 Leading Deferred Shares have not yet been issued or included in any registration statement, and

(ii)	with respect to (A) any Leading Deferred Shares relating to Tranche 6 and/or 7, the amount of the Second Consideration Instalment and/or the Third Consideration Instalment outstanding and not yet paid plus (B) any Leading Deferred Shares relating to Tranche 8, 9 and/or 10, the amount of the relevant $ Initial Cash Amount outstanding and not yet paid, and which is payable through the issuance of Leading Deferred Shares relating to Tranche 8, 9 and/or 10 pursuant to Clause 8.2.1 of the Option Agreement (in each case, which Leading Deferred Shares have not yet been issued or included in any registration statement), in the aggregate is at least $1.0 million.

(d) The Shareholders shall provide written notice to the Company promptly upon the Shareholders’ and their Affiliates collective ownership of Common Stock falling to 3.5% or less than the total number of shares of Common Stock issued and outstanding.

(e) Upon receipt of any written request pursuant to clause (b) or (c) hereof, the Company shall file a registration statement in respect of the relevant Deferred Shares after the Shareholders have complied with their obligations under Sections 2.9 and 7.1 hereof (to the extent applicable) and use reasonable best efforts to cause such registration statement to become effective in accordance with the provisions of Section 2.1 (in the case of Trailing Deferred Shares) and Section 2.2(c) (in the case of Leading Deferred Shares), respectively.

ARTICLE III

PIGGYBACK REGISTRATION

3.1 Right to Piggyback Registrations. At any time after the receipt by the Shareholders of any shares of Common Stock issuable pursuant to the Note Purchase Agreement or the Option Agreement or pursuant to the exercise of the Warrants, whenever the Company or another party having registration rights proposes that the Company register any of the Company’s equity securities under the Securities Act for any reason (other than a registration on Form S-4 or Form S-8 or any successor forms thereto), whether or not for sale for the Company’s own account, the Company will give written notice of such proposed registration to all Shareholders at least thirty (30) days before the anticipated filing date. Such notice shall offer such Shareholders the opportunity to register such amount of Registrable Securities as they shall request (a “Piggyback Registration”). The Company shall use its reasonable best efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after notice has been given by the Company to the Shareholders. If the registration statement relating to the Piggyback Registration is for an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The Shareholder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration prior to the effective time of such Piggyback Registration on three occasions and in exercising such Piggyback Registration the Shareholder shall not be deemed to have exercised its rights under this Section 3.1. The right of any Shareholder to a Piggyback Registration shall be conditioned upon such Shareholder entering into an underwriting agreement in customary form with the managing underwriter or underwriters for such registered offering. No registration pursuant to this Article III will relieve the Company of its obligations to register Registrable Securities pursuant to Article II hereof. The rights to Piggyback Registration may be exercised an unlimited number of occasions.

3.2 Priority for Piggyback Registrations. If the underwriter of a Piggyback Registration advises the Company that, in its opinion, the amount of Registrable Securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company will allocate the securities to be included in such registration as follows:

(i)	first, pro rata among (A) the Company, to the extent the Company proposes to register any securities for its own account, and (B) another party having registration rights causing the Company to effect a registration, to the extent such party proposes to register any securities; and

(ii)	second, pro rata to the Shareholders and any others requesting registration of securities of the Company.

3.3 With respect to Piggyback Registrations, the Company shall bear sole responsibility for all Registration Expenses incurred in connection with any such Piggyback Registration.

ARTICLE IV

PERMITTED DELAYS IN REGISTRATION

4.1 Suspension of Company Obligations.

(a) Notwithstanding anything to the contrary herein and subject to Section 4.1(b) below, the Company’s obligations under Article II of this Agreement to file any registration statement and to cause Registrable Securities to be registered as provided therein shall be suspended in the event that (i) the Company is currently engaged in an underwritten primary offering (an “Underwritten Primary Offering”), commencing once the Company is “in registration” (as defined in the Commission’s Securities Act Release No. 33-5180) and ending once the distribution relating to that Underwritten Primary Offering has been completed, or (ii) a registration statement for a public offering of the Company’s securities (a “Registered Public Offering”) was declared effective within the previous 180 days.

(b) Notwithstanding the foregoing, the Company’s obligations under Article II hereof (other than Section 2.1) described in Section 4.1(a) above shall not be so suspended pursuant to Section 4.1(a) above unless:

(i)	either:

(A)	in the case of a proposed Underwritten Primary Offering, the Company gives the Shareholders written notice of such proposed Underwritten Primary Offering at least 30 days before the anticipated date upon which the registration statement relating to such Underwritten Primary Offering will be filed, which notice shall offer the Shareholders the opportunity to (1) receive the Registrable Securities in respect of which registration would otherwise have been suspended pursuant to Section 4.1(a) (the “Relevant Registrable Securities”) at an earlier date than they otherwise would have been deliverable pursuant to the Transaction Documents in order to allow their inclusion in the Underwritten Primary Offering and (2) register under the Securities Act such amount of the Relevant Registrable Securities as the Shareholders may request in connection with such Underwritten Primary Offering; or

(B)

in the case of a proposed Registered Public Offering, the Company gives the Shareholders written notice of such proposed Registered Public Offering at least 30 days before the anticipated date upon which the registration statement relating to such Registered Public Offering will be filed, which notice will offer the Shareholders the opportunity to (1) receive the Relevant Registrable Securities at an earlier date than they otherwise would have been deliverable pursuant to the Transaction Documents in order to allow their inclusion in the Registered Public Offering and (2) register under the Securities Act such amount of the Relevant Registrable Securities as the Shareholders may request in connection with such Registered Public Offering; and

(ii)	the Company uses its reasonable best efforts to include in the Underwritten Primary Offering or the Registered Public Offering, as the case may be, all of the Relevant Registrable Securities in respect to which the Company has received written requests for inclusion therein within 10 days after receipt of notice of such Underwritten Primary Offering or Registered Public Offering, as the case may be, by the Shareholders from the Company; and

(iii)	in the event that any Relevant Registrable Securities requested to be included pursuant to this Section 4.1(b)(i) are not so included, the Company pays to the Shareholders an amount in cash equal to the Fair Market Value on the issue date of the Relevant Registrable Securities held by them which are not so included in the registration in exchange for such Relevant Registrable Securities, at which time the Shareholders shall deliver to the Company such Relevant Registrable Securities.

(c) In addition, the Company’s obligations under Article II of this Agreement to file any registration statement, to cause Registrable Securities to be registered, and to maintain the effectiveness of such registration statement shall be suspended (and, to the extent applicable, the Shareholders shall suspend the disposition of any Registrable Securities pursuant to a then currently effective registration statement) for a period not to exceed 90 days (and such suspension not to occur more than twice in any 12-month period) in the event that, in the good faith reasonable opinion of the Company’s Board of Directors, effecting or maintaining the effectiveness of the registration of such Registrable Securities (i) would be detrimental to any material financing, acquisition, merger, disposition of assets, disposition of stock or other comparable transaction then being pursued by the Company or (ii) would require the Company to make public disclosure of material, non-public information which is not otherwise required to be publicly disclosed at that time, and the public disclosure of which could reasonably be expected to have an adverse effect upon the Company, provided that, in each case, the determination to so suspend any registration shall be made in a commercially reasonable manner and, in the case of clause (i), taking into account the nature and size of the registration.

(d) The Company shall notify the Shareholders in writing of the existence of any suspension event set forth in this Section 4.1. Such notice and all facts and circumstances relating to such suspension event shall be kept confidential by the Shareholders.

ARTICLE V

REGISTRATION PROCEDURES

5.1 Registration Procedures. Whenever the Company is obligated to register Registrable Securities relating to any Tranche pursuant to this Agreement, the Company shall use its reasonable best efforts to:

(a) subject to Section 4.1, cause the registration statement filed with respect to such Registrable Securities to remain effective until the earlier of (i) the one-year anniversary of the issuance of the Registrable Securities included in such Tranche and (ii) the completion of the distribution described in such registration statement;

(b) furnish the Shareholders, their underwriters, if any, and their respective counsel, at such times so as to permit their reasonable review, the opportunity to review the registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and to consider in good faith incorporating any comments reasonably requested by the Shareholders, their underwriters, if any, and their respective counsel, provided that the Shareholders’, the underwriters’, if any, and their respective counsels’ review of such documents shall not delay the filing of the registration statement so long as such parties have been provided a reasonable time to review the same;

(c) make available for reasonable inspection by, or give reasonable access to, any underwriter and its counsel participating in any disposition of Registrable Securities all pertinent financial and other records, pertinent corporate documents and properties of the Company, and to cause its senior management to participate in such management presentations and one roadshow as such underwriters may reasonably request (provided that such managers are given reasonable advanced notice of such presentations and roadshows and that such managers shall only be obligated to participate in one roadshow of reasonably customary duration) and to cause the Company’s directors, officers and employees to supply all information reasonably requested by any such underwriter in connection with the offering thereunder;

(d) furnish, without charge, to the Shareholders and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and other documents incident thereto as such underwriters and the Shareholders from time to time may reasonably request;

(e) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of all securities covered by such registration statement;

(f) register or qualify the Registrable Securities covered by such registration statement under such other securities laws or state blue sky laws of such U.S. jurisdictions as shall be reasonably requested by the Shareholders for the distribution of the Registrable Securities covered by the registration statement; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to subject itself to taxation in any such states or jurisdictions wherein it would not but for the requirements of this paragraph (f) be required to do so;

(g) enter into customary agreements in form and substance reasonably satisfactory to the Company (including a customary underwriting agreement in form and substance reasonably satisfactory to the Company, if the offering is to be underwritten, in whole or in part);

(h) notify the Shareholders at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any Shareholder, promptly prepare and furnish to such Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided that, upon receipt of such notice from the Company, the Shareholders will forthwith discontinue disposition of their Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Shareholders receive the copies of the supplemented or amended prospectus covering such Registrable Securities (and the Shareholders shall return to the Company all copies of the unsupplemented or unamended prospectus covering such Registrable Securities);

(i) list all Registrable Securities covered by such registration statement on the Nasdaq or on such other securities exchange on which shares of Common Stock are then currently listed;

(j) prevent the issuance of any order suspending the effectiveness of a registration statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities included therein for sale in any U.S. jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending the qualification of any Registrable Securities included in such registration statement for sale in any U.S. jurisdiction, the Company will use reasonable efforts to promptly obtain the withdrawal of such order;

(k) obtain “cold comfort” letters and updates thereof reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings;

(l) obtain opinions of independent counsel to the Company reasonably satisfactory to the managing underwriters, addressed to each of the underwriters covering the matters customarily covered in opinions of issuer’s counsel requested in underwritten offerings; and

(m) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification by the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement under the Securities Act, the Company will indemnify, hold harmless and reimburse each participating Shareholder, each of the directors, officers, employees, managers, stockholders, partners, members, counsel, agents or representatives of such Shareholder and its Affiliates and each Person who controls any such Person, if any, and each other Person who participates as an underwriter for the Shareholders in the offering or sale of such securities and each other Person (including its officers and directors) who controls any such underwriter within the meaning of the Securities Act (collectively, “Shareholder Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which such participating Shareholder or any such Person, underwriter or controlling person may become subject under the Securities Act or otherwise (collectively “Losses”), insofar as such Losses arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in the registration statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement/Omission”), under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus, final prospectus or summary prospectus contained therein, or in any amendment or supplement thereto, and shall reimburse such Shareholder Indemnified Parties, such Person participating as an underwriter for the Shareholders in the offering or sale of such securities and each other Person (including its officers and directors) who controls any such underwriter within the meaning of the Securities Act for any legal and other expenses reasonably incurred by them in connection with investigating and defending any such Losses, whether or not resulting in any liability; provided, however, that the Company shall not be liable in any such case to the extent that any such Losses or expense arises out of or is based upon a Misstatement/Omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any participating Shareholder or any other Person who participates as an underwriter in the offering or sale of such securities or any of their controlling persons and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any participating Shareholder or any such underwriter or controlling person and shall survive the transfer of such securities by the Shareholder.

6.2 Indemnification by Participating Shareholders. Each of the participating Shareholders whose Registrable Securities are included or are to be included in any registration statement, as a condition to including Registrable Securities in such registration statement, hereby agrees, to indemnify, hold harmless and reimburse (in the same manner and to the same extent as set forth in Section 6.1) the Company, each of its directors, officers, employees, managers, stockholders, counsel, agents or representatives and the Company’s Affiliates and each Person who controls any such Person within the meaning of the Securities Act, and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person who controls any such underwriter within the meaning of the Securities Act with respect to any Losses that arise out of or are based on any Misstatement/Omission, from such registration statement, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any participating Shareholder and stated to be specifically for use therein. Notwithstanding the foregoing, the obligation to indemnify will be individual (several and not joint) to each Shareholder and will be limited to the net amount of proceeds received by such Shareholder from the sale of Registrable Securities pursuant to such registration statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or any such underwriter or controlling person and shall survive the transfer of such securities by any participating Shareholder.

6.3 Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 6.1 or 6.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 6.1 or 6.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense of such action, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (whose approval shall not be unreasonably withheld), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the indemnified party may participate in such defense at the indemnified party’s expense and provided, further, that all indemnified parties shall have the right to employ one counsel to represent them if, in the reasonable judgment of such indemnified parties, it is advisable for them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel for the indemnified parties. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party shall be subject to any liability for any settlement made without its written consent. The indemnifying party’s liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

6.4 Survival. The indemnification provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, (ii) survive the transfer of securities and (iii) survive the termination of this Agreement.

6.5 Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expense, loss, claim, damage or liability referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6.5 were determined by pro rata allocation or by any other means of allocation, unless such contribution takes into account the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6.5, a Shareholder shall not be required to contribute any amount in excess of the amount by which (i) the amount at which the securities that were sold by such Shareholder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Shareholder has otherwise been required to pay by reason of such Misstatement/Omission or violation. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

INFORMATION BY PARTICIPATING SHAREHOLDERS

7.1 Information Regarding Participating Shareholders, Cayman 6 and its Affiliates. If any Registrable Securities are to be included in any registration, each participating Shareholder shall promptly furnish to the Company and any applicable underwriter such information regarding Cayman 6 (to the extent Cayman 6 is an Affiliate of such Shareholder) and its Affiliates, such Shareholder and the distribution proposed by such Shareholder, including, but not limited to, all financial information with respect to Cayman 6 (to the extent Cayman 6 is an Affiliate of such Shareholder) and its Affiliates required by applicable law or regulation to be included, directly or indirectly, in any registration statement or prospectus relating to such registration, as the Company or such underwriter reasonably believes may be required in connection with any registration, qualification or compliance referred to in this Agreement.

ARTICLE VIII

RULE 144 SALES

8.1 Reporting. With a view to making available to the Shareholders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities to the public without registration or through short form registration forms, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any holder of Registrable Securities upon written request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and Exchange Act.

ARTICLE IX

RESTRICTIONS ON TRANSFER

9.1 Restrictions on Transferability.

(a) The Registrable Securities may be Transferred to any Person; provided, that:

(i)	there is in effect a registration statement under the Securities Act covering such proposed Transfer and such Transfer is made in accordance with such registration statement, or

(ii)	(x) such Transfer is eligible under Rule 144 and is made pursuant thereto, or (y) such Transfer is made in a transaction exempt from registration under the Securities Act and, in each case, is otherwise made in accordance with applicable securities laws and does not adversely affect the Company’s ability to issue shares of Common Stock as contemplated by the Option Agreement or the Note Purchase Agreement or pursuant to the exercise of any of the Warrants, in each case through an exemption from registration under the Securities Act.

(b) In the event any Shareholder intends to effect any Transfer pursuant to clause (a)(ii), above:

(i)

such Shareholder shall provide (A) written notice to the Company of such intention, including a reasonably detailed statement of the circumstances surrounding the proposed Transfer, no later than five (5) Business Days prior to effecting such Transfer, and (B) the Company with a legal opinion from independent, internationally recognized legal counsel experienced in such matters, which legal opinion shall be in customary form reasonably acceptable to the Company and shall state that such Transfer is eligible under Rule 144 or is made in a transaction exempt from registration under the Securities Act and, in each case, is otherwise made in accordance with applicable securities laws, provided that in the case of any Transfer made pursuant to Rule 144, such Shareholder may provide such notice and legal opinion in respect of all of the Transfers proposed to be made within the six (6) month period following the date of such notice and legal opinion; and

(ii)	only with respect to any Transfer made pursuant to clause (a)(ii)(y) above, such Shareholder and the transferee in any such Transfer as a condition precedent thereto shall have provided to the Company such factual representations, warranties and undertakings as the Company may reasonably request to ensure that such Transfer does not adversely affect the Company’s ability to issue the shares of Common Stock as contemplated by the Option Agreement or the Note Purchase Agreement or pursuant to the exercise of any of the Warrants, in each case through an exemption from registration under the Securities Act.

(c) No Transfer pursuant to clause (a)(ii)(y), above, will be effective unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement, including the restrictions and limitations on transfer and short sales and related matters, to the same extent as the original parties hereto.

(d) Notwithstanding anything in this Agreement to the contrary, no Transfer of any Registrable Securities may be made to (i) any Person who is, in the commercially reasonably judgment of the Chief Executive Officer of the Company, a competitor of the Company in a market that is material to the Company, or (ii) any Person who, prior to such Transfer, owns five percent (5%) or more of the Company’s outstanding Common Stock, without, in the case of each of clause (i) and (ii), the prior written consent of the Company, which consent the Company may withhold or provide in its sole discretion.

(e) Each Shareholder agrees that prior to the Final Discharge Date, neither the Shareholder nor any of its Affiliates:

(i)	will effect, directly or indirectly, any short sale (as defined in Rule 200), with respect to any Common Stock or Warrants or with respect to any other security that includes, relates to or derives any significant part of its value from, Common Stock or Warrants, unless:

(A)

immediately following the execution of such short sale, such Shareholder and its Affiliates (considered as a group) would not hold a “net short” position with respect to shares of Common Stock (provided that for the purposes hereof, a Person or Persons shall be considered to hold a “net short” position where the number of shares of Common Stock such Person or Persons is or are bound to deliver to another Person (in respect of which such Person or Persons has borrowed shares of Common Stock) exceeds the number of shares of Common Stock such Person or Persons is or are deemed to own under section (b) of Rule 200, in each case immediately following the execution of such short sale);

(B)	such transaction is not entered into for speculative purposes and is bona fide for the primary purpose either of hedging the price at which such Shareholder and its Affiliates may dispose of shares of Common Stock or facilitating a timely and orderly distribution of such shares of Common Stock; and

(C)	such transaction is in compliance with applicable law and is not a transaction or series of transactions intended to evade the prohibitions of this Section 9.1(e); or

(ii)	without the prior written consent of the Company, will establish any “put equivalent position” (as defined under Rule 16a-1(h) under the Exchange Act) or grant, directly or indirectly, any other right (including any put or call option, forward sale contract, swap or stock pledge or loan or transaction similar to any of the foregoing) with respect to Common Stock or Warrants or with respect to any other security that includes, relates to or derives any significant part of its value from, Common Stock or Warrants (each, a “Derivative Transaction”); provided that CEDC shall act in a commercially reasonable manner in determining whether to grant such consent; provided further that no such consent shall be required:

(A)	where (1) a Derivative Transaction is not entered into for speculative purposes and is bona fide for the primary purpose of either (x) hedging the price at which such Shareholder and its Affiliates will dispose of any shares of Common Stock received (or to be received) pursuant to clause 5.2.1 of the Option Agreement or any related issuance under clause 7.1 of the Option Agreement or pursuant to the exercise of the Warrants, or (y) facilitating a timely and orderly distribution of any shares of Common Stock received (or to be received) pursuant to clause 5.2.1 of the Option Agreement or any related issuance under clause 7.1 of the Option Agreement or pursuant to the exercise of the Warrants, and (2) such transaction is in compliance with applicable law and is not a transaction or series of transactions intended to evade the prohibitions of this Section 9.1(e); or

(B)	in the event the Company elects to issue additional shares of Common Stock pursuant to clause 8.2 of the Option Agreement or any related issuance under clause 7.1 of the Option Agreement and/or paragraph 5.2 or paragraph 5.4 of the Note Purchase Agreement or any related issuance under paragraph 7 of the Note Purchase Agreement, in connection with any Derivative Transaction with regard to any such shares of Common Stock so issued.

(f) Each Shareholder is aware of the following Telephone Interpretation in the SEC Manual of Publicly Available Telephone Interpretations (July 1997):

A.65. Section 5

An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

(g) The Company is required to refuse to register any transfer of the Shares which is not made in accordance with Regulation S under the Securities Act, pursuant to a registration statement under the Securities Act or pursuant to an available exemption therefrom.

9.2 Restrictions on Sales During Registration Periods.

(a) In addition to the restrictions set forth in Section 9.1 and subject to Section 9.2(b) below, each Shareholder agrees not to, except with respect to a 100% Affiliate of an Ultimate Parent that (a) remains a 100% Affiliate of such Ultimate Parent and (b) agrees in writing to be bound by the terms and conditions of this Agreement, offer, sell (including pursuant to Rule 144), distribute, sell short, loan, grant an option for the purchase of, enter into any swap or hedge agreement in connection with, or otherwise Transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, during the 15 days prior to and the 180 days after the effective date of any underwritten registered public offering of the Company’s securities on behalf of the Company, unless the Company’s Board of Directors and the underwriters managing such underwritten registered public offering otherwise agree.

(b) Notwithstanding the foregoing, with respect to the Leading Tranches, the Shareholders shall not be subject to the restrictions set out in Section 9.2(a) unless:

(i)	the Company gives the Shareholders written notice of such proposed underwritten registered public offering at least 30 days before the anticipated date upon which the registration statement relating to such underwritten registered public offering will be filed, which notice shall offer the Shareholders the opportunity to (1) receive the Registrable Securities in respect of which it would otherwise have been restricted from offering, selling, distributing, selling short, loaning, granting an option for the purchase of, entering into any swap or hedge agreement in connection with, or otherwise Transferring pursuant to Section 9.2(a) above at an earlier date than such Registrable Securities otherwise would have been deliverable pursuant to the Transaction Documents in order to allow their inclusion in such underwritten registered public offering and (2) register such amount of such Registrable Securities as the Shareholders may request in connection with any such underwritten registered public offering; and

(ii)	the Company includes in such underwritten registered public offering all of such Registrable Securities in respect to which the Company has received written requests for inclusion therein pursuant to Section 9.2(b)(i) within 10 days after receipt of notice of such underwritten registered public offering by the Shareholders from the Company.

(c) The Shareholders shall not take any action with respect to any distribution deemed to be made pursuant to any Demand Registration that would constitute a violation of Regulation M under the Exchange Act.

9.3 No Participation in Other Securities Offerings. The rights granted by the Company hereunder shall be the exclusive rights granted to Shareholders with respect to Registrable Securities. Except as otherwise provided herein, the Shareholders shall have no rights to participate in any offering of securities by the Company to third parties, whether such offering is effected pursuant to registration under the Securities Act or pursuant to an exemption from registration thereunder.

ARTICLE X

COVENANTS OF THE SHAREHOLDERS

10.1 Shareholders. Each of the Shareholders hereby agrees (i) to cooperate with the Company and, as a condition precedent to the Company’s obligation to file any registration statement, to furnish to the Company all such information regarding Cayman 6 (to the extent Cayman 6 is an Affiliate of such Shareholders) and its Affiliates, such Shareholder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of and as required by the registration statement and any filings with any state securities commissions as the Company may reasonably request, (ii) to the extent required by the Securities Act, to deliver or cause delivery of the prospectus contained in the registration statement, any amendment or supplement thereto, to any purchaser of the Registrable Securities covered by the registration statement from the Shareholder, (iii) if requested by the Company, to notify the Company of any sale of Registrable Securities by such Shareholder and (iv) not to sell any of its Registrable Securities held by such Shareholder except pursuant to the terms of this Agreement

ARTICLE XI

TERMINATION

11.1 Termination. This Agreement and the rights provided hereunder shall terminate and be of no further force and effect with respect to each Shareholder on the date the Registrable Securities held by such Shareholder cease to be Registrable Securities pursuant to the terms of this Agreement. This Section 11.1 shall not, however, apply to the provisions of Article VI of this Agreement, which shall survive the termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

12.1 Decisions or Actions of the Shareholders. For the purposes of this Agreement, an action or decision shall be deemed to have been taken or made by all of the Shareholders if such action or decision shall have been taken or made by Shareholders holding a majority of the Registrable Securities.

12.2 Successors and Assigns. Subject to the provisions of Section 9.1, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and transferees of the parties. If any successor, assignee or transferee of any Shareholder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

12.3 Notices. All notices and other communications provided for hereunder shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid or delivered in person or by courier, telecopier or electronic mail, and shall be deemed to have been duly given on the date on which personally delivered to, or actually received by, the party to whom such notice is to be given at its address set forth below, or at such other address for the party as shall be specified by notice given pursuant hereto:

(a)	If to the Company, to:

Central European Distribution Company

Two Bala Plaza

Suite #300

Bala Cynwyd, Pennsylvania 19004

United States of America

Attn: William V. Carey, President

with a copy (which shall not constitute notice) to:

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, New York 10019

United States of America

Attn: Frank R. Adams, Esq.

(b)	If to the Shareholders, to:

Lion Capital LLP

21 Grosvenor Place

London SW1X 7HF

United Kingdom

For the attention of: Javier Ferrán/James Cocker

Fax number: +44 20 7201 2222

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges

One South Place

London EC2M 2WG

United Kingdom

For the attention of: Michael Francies/Ian Hamilton

Fax number: +44 20 7903 0990

12.4 Governing Law. This Agreement and any controversy or claim arising out of or relating to this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws.

12.5 Jurisdiction. Each of the Company and each Shareholder hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Delaware State court or Federal court of the United States of America sitting in New York City or Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect to any such action or proceeding may be heard and determined in such New York State or Delaware State court or, to the extent permitted by law, in such Federal court. Each of the Company and each Shareholder agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in the any other manner provided by law. Each of the Company and each Shareholder hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement in any New York State, Delaware State or Federal court sitting in New York City or Delaware. Each of the Company and each Shareholder hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the Company and each Shareholder hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

12.6 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts.

12.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

12.9 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

12.10 Gender and Other References. Unless the context clearly indicates otherwise, the use of any gender pronoun in this Agreement shall be deemed to include all other genders, and singular references shall include the plural and vice versa.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:
Name:
Title:

LION/RALLY CAYMAN 4

By:
Name:
Title:

LION/RALLY CAYMAN 5

By:
Name:
Title: